ACCELERATE DIAGNOSTICS, INC.

LIMITED POWER OF ATTORNEY

FOR SEC REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby makes, constitutes and appoints Lawrence Mehren, Steve Reichling, Daniel M. Mahoney and David G. Hinnant (or any of them acting alone) as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)               prepare and execute certain documents and reports (including, without limitation, Annual Reports on Form 10-K, Beneficial Ownership Reports on Schedule 13D or 13G, and Registration Statements on Form S-1, S-3 or S-8) that may be required to be filed in a timely manner by Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) from time to time pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Williams Act of 1968, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and other securities laws applicable to the Company; provided, however, that (i) the attorney-in-fact is only authorized to execute documents and reports that have been approved in substance (via confirmation by electronic mail or a similar electronic transmission) by the undersigned prior to being filed with the SEC, and (ii) the attorney-in-fact shall deliver to the undersigned an as-filed copy of the document or report as soon as practicable after it is filed with the SEC;

(2)               prepare and execute Forms 3, 4 and 5 (including any amendments thereto) with respect to the common stock of the Company, and to file the same with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act and the Sarbanes-Oxley Act;

(3)               seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s common stock from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4)               perform any and all other acts (including, but not limited to, the filing of Form ID to obtain EDGAR Access Codes) which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(a)               any documents prepared and/or executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(b)               this power of attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(c)               neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act (as applicable), (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(d)               this power of attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Securities Act and the Exchange Act, including without limitation the reporting requirements under Section 16(a) of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned shall lawfully do or cause to be done by virtue of this power of attorney.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Secretary of the Company.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of the date set forth below.

By:	/s/ Mark C. Miller

Name:	Mark C. Miller

Date:	11/5/2013

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